UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2020

PAVMED INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37685	47-1214177
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

One Grand Central Place, Suite 4600, New York, New York	10165
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 949-4319

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	PAVM	The Nasdaq Stock Market LLC
Series Z Warrants to Purchase Common Stock	PAVMZ	The Nasdaq Stock Market LLC
Series W Warrants to Purchase Common Stock	PAVMW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01.	Entry into a Material Definitive Agreement.

On December 18, 2020, PAVmed Inc. (the “Company”) entered into a placement agency agreement (the “Placement Agency Agreement”) with Maxim Group LLC and Lake Street Capital Markets LLC (the “Placement Agents”). Under the Placement Agency Agreement, the Placement Agents agreed to act as the placement agents, on a reasonable best efforts basis, for a proposed offering by the Company of shares of its common stock (the “Offering”). As compensation for such services, the Company agreed to pay the Placement Agents a fee of 7% of the aggregate gross proceeds from the sale of such shares, and to reimburse the Placement Agent for its out-of-pocket accountable expenses, up to a maximum of $15,000. The Placement Agency Agreement is subject to customary closing conditions. In addition, the Company agreed to indemnify the Placement Agents against certain liabilities, including for certain liabilities under the Securities Act of 1933, as amended.

On the same date, in connection with the Offering, the Company entered into subscription agreements (the “Subscription Agreements”) with the purchasers in the Offering (the “Investors”). Under the Subscription Agreements, the Investors agreed to purchase, and the Company agreed to sell, an aggregate of 5,062,500 shares (the “Shares”) of the Company’s common stock, at a purchase price of $1.60 per Share, for aggregate gross proceeds of $8,100,000. The Subscription Agreements contain customary representations and warranties and covenants of the Company. In addition, the Company agreed to indemnify each Investor against certain liabilities, including for certain liabilities under the Securities Act of 1933, as amended.

The Company estimates that the net proceeds of the Offering, after deducting the Placement Agents’ fees and the other estimated expenses of the Offering, will be approximately $7,433,000 million. The Offering is expected to close on or about December 22, 2020, subject to customary closing conditions.

The Offering was made pursuant to the Company’s existing shelf registration statement on Form S-3 (Registration No. 333-248709), which was filed with the Securities and Exchange Commission (“SEC”) on September 10, 2020 and declared effective by the SEC on September 17, 2020, and is described in more detail in a prospectus supplement (to be dated December 18, 2020) and accompanying base prospectus (dated September 17, 2020) to be filed with the SEC.

The Placement Agency Agreement and form of the Subscription Agreement are attached hereto as Exhibits 1.1 and 10.1, respectively, and are incorporated herein by reference. A copy of the opinion of Graubard Miller relating to the legality of the issuance and sale of the securities in the Offering is attached hereto as Exhibit 5.1. The foregoing description of the Offering by the Company and the documentation related thereto does not purport to be complete and is qualified in its entirety by reference to such exhibits.

The Placement Agency Agreement and the form of Subscription Agreement have been included to provide investors and security holders with information regarding their terms. The agreements are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Placement Agency Agreement and the Subscription Agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, may in some cases be made solely for the allocation of risk between the parties and may be subject to limitations agreed upon by the contracting parties.

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Item 8.01.	Other Events.

On December 18, 2020, the Company issued a press release announcing that it had signed the Subscription Agreements. The press release is attached to this Current Report as Exhibit 99.1.

Item 9.01.	Financial Statement and Exhibits.

(d) Exhibits:

Exhibit	Description
1.1	Placement Agency Agreement.

5.1	Opinion of Graubard Miller.

10.1	Form of Subscription Agreement.

23.1	Consent of Graubard Miller (included as part of Exhibit 5.1)

99.1	Press release.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 18, 2020	PAVMED INC.

	By:	/s/ Dennis M. McGrath
Dennis M. McGrath
President and Chief Financial Officer

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